EXHIBIT 99.2

HEALTHWAREHOUSE.COM, INC.
PRO FORMA COMBINED
FINANCIAL STATEMENTS
(UNAUDITED)

INTRODUCTORY NOTE

On May 14, 2009, HealthWarehouse.com, Inc. (“HealthWarehouse”) completed a share exchange transaction (the “Exchange”) with Clacendix, Inc. (“Clacendix”), a public shell corporation. As a result of the Exchange, the former owners of HealthWarehouse became the controlling stockholders of Clacendix.

The following sets forth the combined statements of operations of HealthWarehouse on a pro forma basis for the year ended December 31, 2008. The pro forma statements of operations data give effect to the transactions as if they had occurred on January 1, 2008. The pro forma balance sheet gives effect to the transactions as if they had occurred December 31, 2008. The pro forma financial statements are provided for informational purposes only, are unaudited, and not necessarily indicative of future results or what the operating results or financial condition of the company would have been had the Exchange been consummated on the dates assumed. The following pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes thereto, and included elsewhere in this filing.

HealthWarehouse.com, Inc.
Pro Forma Combined Balance Sheet
As of December 31, 2008
(Unaudited)

			Pro forma adjustments		Pro forma adjustments
	Clacendix	HealthWarehouse	Clacendix		HealthWarehouse		Consolidated
Current Assets	(b)	(a)			(84,000)	k
Cash and cash equivalents	1,160,587	357,938			50,196	c	2,684,721
					1,200,000	d
Restricted cash	321,329						321,329
Accounts receivable		12,317					12,317
Inventory		84,480					84,480
Other receivables	1,033						1,033
Prepaid expenses and other current assets	3,239						3,239
	1,486,188	454,735	-		1,166,196		3,107,119

Property and equipment, net	-	360,394					360,394

Other assets	-	25,972					25,972

TOTAL ASSETS	1,486,188	841,101	-		1,166,196		3,493,485

Liabilities
Accounts payable - trade and related	115,220	536,727					651,947
Accrued expenses	152,853				299,013	h	451,866
Convertible promissory notes					(1,200,000)	d	1,100,000
					(200,000)	d
					100,000	d
Accrued payroll and related liabilities	17,262						17,262
Accrued interest - related party	15,814						15,814
	301,149	536,727			1,399,013		2,236,889

Stockholder's Equity
Preferred stock	156	-					156
Common stock	33,057	-					188,251
					318	c
					154,876	i

Additional paid in capital	45,873,145	982,332	(44,053,887)	e	49,878	c	1,930,147
			(667,432)	f	(299,013)	h
					200,000	d
					(154,876)	i

Accumulated deficit	(44,053,887)	(677,958)	44,053,887	e			(677,958)
Deficit accumulated during the development stage	(667,432)		667,432	f			-
stage
	1,185,039	304,374			(48,817)		1,440,596

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	1,486,188	841,101	-		1,350,196		3,677,485

HealthWarehouse.com, Inc.
Notes to Pro Forma Combined Balance Sheet
(Unaudited)

NOTE 1 – Share Exchange Transaction

HealthWarehouse.com, Inc. ("HealthWarehouse") entered into a securities exchange agreement with Clacendix, Inc. ("Clacendix"), a public shell corporation, whereby 100% of the outstanding shares of class A and class B common stock of HealthWarehouse were exchanged for 155,194,563 shares of Clacendix common stock. As a result of the share exchange transaction (the “Exchange”), the former owners of HealthWarehouse became the controlling stockholders of Clacendix. Accordingly, the share exchange transaction of HealthWarehouse and Clacendix has been accounted for as a reverse recapitalization of Healthwarehouse.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the combined balance sheet give effect to the recapitalization of HealthWarehouse as if the Exchange had occurred at the beginning of the   period.

Balance Sheet - December 31, 2008:

a.	Derived from the audited balance sheet of HealthWarehouse as of December 31, 2008.

b.	Derived from the audited balance sheet of Clacendix as of December 31, 2008.

c.	HealthWarehouse sale of $50,196 of common stock in February 2009.

d.	HealthWarehouse sale of $1,200,000 in convertible promissory notes closed on May 12, 2009, net of the deferred debt discount.

e.	Elimination of Clacendix accumulated deficit.

f.	Elimination of Clacendix accumulated deficit during the development stage.

h.	Estimated cost to complete Exchange to HealthWarehouse.

i.	Exchange of HealthWarehouse shares for, and issuance of, 155,194,563 of Clacendix shares.

j.
The 188,250,744 shares of Clacendix common stock issued and outstanding consist of 155,194,563 shares issued in the Exchange to the former stockholders of HealthWarehouse and 33,056,161 shares outstanding held by the pre-Exchange stockholders of Clacendix.

k.	Record expense of Chief Financial Officer as if hired on January 1, 2008.

HealthWarehouse.com, Inc.
Pro Forma Combined Statement of Operation
For the year ended December 31, 2008
(Unaudited)

			Pro forma adjustments		Pro forma adjustments
	Clacendix	HealthWarehouse	Clacendix		HealthWarehouse		Consolidated
Revenues	-	1,270,527					1,270,527
Cost of Sales	-	970,627					970,627
Gross Profit		299,900					299,900
General, Admin Expenses	695,153	969,837	(695,153)	c	84,000	d	1,234,637
			180,800	h
Operating Loss	(695,153)	(669,937)	695,153	c			(934,737)
Interest Income	42,415	2,636	(42,415)	c			2,636
Other Expense					100,000	f	100,000
Loss Before Income Taxes	(652,738)	(667,301)	652,738	c			(1,032,101)
Income Taxes	(14,694)	-	14,694	c

Net (loss)/income	(667,432)	(667,301)	486,632		(184,000)		(1,032,101)
	(b)	(a)	(c)		(d)
Net (loss) income per common share

Basic and Diluted	(0.02)	(0.61)					(0.00)

Weighted average number of common
shares outstanding
					155,194,563	e,g
Basic and Diluted	33,056,161	1,098,352			(1,098,352)	e,g	188,250,724

HealthWarehouse.com, Inc.
Notes to Pro Forma Combined Statement of Operations
(Unaudited)

Statement of Operations - December 31, 2008:

a.	Derived from the audited Statement of Operations of HealthWarehouse for the year ended December 31, 2008.

b.	Derived from the audited Statement of Operations of Clacendix for the year ended December 31, 2008.

c.	Elimination of Clacendix accumulated deficit.

d.	Record expense of Chief Financial Officer as if hired on January 1, 2008.

e.	Exchange of HealthWarehouse shares for, and issuance of, 155,194,563 of Clacendix shares.

f.	To account for the amortization of the deferred debt discount.

g.	Does not give effect to the contingent issuance of common shares under certain rights and obligations of HW.

h.	Estimated cost to complete exchange to Clacendix.